Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Frontline Ltd. of our report dated March 16, 2015 relating to the financial statements of Frontline Ltd., which appears in Frontline Ltd.'s Current Report on Form 6-K dated December 8, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Oslo, Norway
 April 10, 2017